UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2009

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Note and Stock Unit Financing

On November 17, 2009, Javo Beverage Company, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Coffee Holdings LLC (the “Investor”), a Delaware limited liability company and an investment entity affiliated with Falconhead Capital, LLC, a Delaware limited liability company (“Falconhead”), pursuant to which the Company issued and sold to the Investor in a private placement (the “Financing”) (i) senior subordinated promissory notes in the aggregate original principal amount of $4,000,000 (the “Initial Notes”) and (ii) an aggregate of 15,000,000 shares (the “Initial Shares,” and, collectively with the Initial Notes, the “Initial Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The aggregate consideration paid for the Initial Securities by the Investor was $4,100,000.  Under, and subject to, the terms of the Purchase Agreement, the Company may, at a future date, also sell to the Investor: (A) senior subordinated promissory notes in the aggregate original principal amount of up to $3,500,000 (the “Additional Notes” and, collectively with the Initial Notes, the “Notes”) and (B) an aggregate of up to 13,125,000 shares of Common Stock (the “Additional Shares” and, collectively with the Additional Notes, the “Additional Securities”), for an aggregate purchase price not to exceed $3,500,000.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and both the Initial Notes and the Initial Shares have been issued without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Notes bear interest at the rate of 12% per annum with accrued interest and principal due and payable on the maturity date of April 17, 2015. The Notes may be prepaid in whole or in part from time to time and at any time prior to maturity without penalty or premium.  Upon the occurrence of any event of default or certain fundamental corporate transactions, the Company would be required to redeem the Notes at a price equal to the then outstanding principal amount plus all accrued but unpaid interest on the Notes.  The obligations represented by the Notes are unsecured.  The Company and the Investor have also agreed that the Notes are to be deemed (i) “Permitted Senior Indebtedness” under and as defined in the promissory notes issued in the 2009 Notes (as defined in the Note), and (ii) “Senior Debt” under the 2008 Notes (as defined in the Note).

The Company will use the proceeds from the sale of the Securities, net of transaction expenses, for general corporate purposes, including working capital and capital expenditures for dispensing equipment and other capital items, to satisfy existing indebtedness and for the payment of fees and expenses under the Notes and the Purchase Agreement.  If the Company issues any of the Additional Securities, the proceeds from those sales will be used exclusively to pay any accrued interest and principal amounts when due under the notes issued in April 2009 to the Investor in the aggregate principal sum of $12,000,000.

The Purchase Agreement and the Notes provide that the Company may not take certain corporate actions without the prior written consent of the Investor.  These negative covenants include, without limitation, restrictions on the payment of dividends, the incurrence of indebtedness (other than permitted indebtedness), the entry into certain fundamental corporate transactions and other matters, including relating to changes in the Company’s senior management.  The Company is also required under the Notes to have at least 7,500 beverage dispensers installed and operating in customer locations on behalf of the Company, whether or not owned by the Company, as of July 1, 2010 and each January 1st and July 1st of each calendar year thereafter, unless and until the first date on which the Company’s Consolidated EBITDA (as defined in the Notes) is equal to or greater than $15,000,000 or the Notes are repaid in full.

Additionally, the Company has agreed under the Purchase Agreement that if the Company consummates any debt or equity financings subsequent to the closing of the Financing and grants the lenders, investors or other parties to any such financings any specified rights more favorable in any material respect than those aggregate held by the Investor or not then held by the Investor, then the Investor will be granted equivalent rights (on a pari passu or pro rata basis, as applicable) concurrently with the closing of such financing.  Under the Purchase Agreement, the Company also has granted the Investor a right to participate in future issuances by the Company of its debt or equity securities, subject to certain exceptions.

The Company also agreed to appoint an additional representative named by the Investor to the Company’s board of directors prior to the first meeting of the board of directors following the closing of the Financing, to the extent the Investor has identified a board nominee prior to such meeting.  The Company has agreed to nominate the Investor’s representative to serve on the Company’s board of directors so long as the Investor continues to hold certain agreed amounts of outstanding Shares and outstanding principal under the Notes, but not beyond the date upon which repayment has been made in full of all amounts outstanding under the Notes, including all principal and any accrued and unpaid interest thereon.

Also in connection with the Financing, the Company entered into a letter agreement, dated as of November 17, 2009 with Falconhead.  Pursuant to this agreement, the Company agreed to pay Falconhead, upon closing of the Financing, a one-time fee of $100,000 for financial and management consulting services provided by Falconhead prior to the closing of the Financing.

After giving effect to the issuance of the Initial Shares, the Company has approximately 298.8 million shares of Common Stock outstanding as of November 17, 2009.

The foregoing descriptions of the Purchase Agreement and the Notes are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to such agreements and instruments, which are filed herewith and incorporated herein by this reference.

Amendment to Rights Agreement

On November 17, 2009, the Company and Corporate Stock Transfer, Inc. (“CST”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of July 1, 2002 (the “Rights Agreement”), in connection with the previously announced offering and sale by the Company of the Shares to the Investor.

Prior to the effectiveness of the Amendment, the Rights Agreement provided that certain persons who become the beneficial owner of 20% or more of the then outstanding shares of common stock of the Company shall be deemed an “Acquiring Person.”  The Investor purchased in the Financing a number of shares of common stock that caused the Investor to beneficially own more than 20% of the Company’s outstanding common stock immediately following the Financing.  Accordingly, the Company and CST entered into the Amendment for the purpose of amending the Rights Agreement, effective immediately prior to the completion of the Financing, to (i) provide that the Investor be excluded from the definition of “Acquiring Person” to the extent that the Investor becomes the beneficial owner of 20% or more of the shares of common stock of the Company then outstanding solely due to the Investor’s beneficial ownership of the Initial Shares and any Additional Shares, and (ii) provide for other modifications to the Rights Agreement consistent with the foregoing.

The Amendment is filed as Exhibit 4.1 to this report and incorporated herein by reference. The above description of the material terms of the Amendment as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the issuance of the Initial Notes is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 with respect to the issuance of the Initial Shares is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

As indicated under Item 1.01 of this Form 8-K, the Company and CST have entered into the Amendment. The Amendment modifies certain rights of holders of the Rights (as defined in the Rights Agreement) issued under the Rights Agreement. The description of such modifications contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement, dated as of November 17, 2009, by and between the Company and Corporate Stock Transfer, Inc.
10.1	Securities Purchase Agreement, dated as of November 17, 2009, by and between the Company and Coffee Holdings LLC
10.2	Form of Senior Subordinated 12% Note (Initial Note)
10.3	Form of Senior Subordinated 12% Note (Additional Note)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2009	JAVO BEVERAGE COMPANY, INC.

	By:	/s/ William E. Marshall
William E. Marshall
General Counsel, Sr. Executive Vice President and Secretary